Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Agreement”) is made as of June 2, by and among Westcott Products Corporation, a Delaware corporation (“Parent”); Dala Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”); Dala Petroleum Corp., a Nevada corporation (“Company”) and wholly-owned subsidiary of Chisholm Partners II, LLC, a Louisiana limited liability company (“Company Shareholder”).  The foregoing are sometimes singly referred to as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, Company is engaged in the business of the acquisition of oil and gas leasehold interests and intends to engage in the business of oil and gas exploration (the “Business”); and

WHEREAS, the Boards of Directors of Parent, Merger Subsidiary and Company, Company Shareholder, as Company’s sole shareholder, Parent, as Merger Subsidiary’s sole shareholder, have approved the merger of the Merger Subsidiary with and into Company (the “Merger”) upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Parties desire to execute and deliver this Agreement and all related or necessary documentation that may be reasonably required or necessary to complete the Merger as contemplated by the Parties under the Nevada Revised Statutes (the “NRS”) or as otherwise required by applicable governing any Party (collectively, the “Transaction Documents”);

WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe various conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE 1
THE MERGER; CONVERSION OF SHARES

1.1

The Merger.  Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into Company in accordance with the provisions of the NRS, whereupon the separate corporate existence of Merger Subsidiary will cease, and Company will continue as the surviving corporation (the “Surviving Corporation”).  From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of Company and Merger Subsidiary, all as more fully described in the NRS.

1.2

Effective Time.  As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, Company and Merger Subsidiary will file, or cause to be filed, with the Nevada Secretary of State, Articles of Merger for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the NRS.  The Merger will become effective at the time such filing is made, or if agreed otherwise by the Parties, such later time or date as may be set forth in the Articles of Merger (the “Effective Time”).

1.3

Closing.  Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the closing of the Merger (the “Closing”) will take place at a time and on a date (the “Closing Date”) to be specified by the Parties, which will likely be no later than June 6, 2014 (the “Termination Date”) (unless such date is extended by the Parties in writing), subject, however, to the satisfaction or waiver of all of the conditions provided for in Articles 5 and 6 hereof by such date.  The Closing will be held at the offices of Leonard W. Burningham, Esq., 455 East 500 South, Suite 205, Salt Lake City, Utah, or at such other place as the Parties may agree, at which time and place the Transaction Documents necessary or appropriate to effect the Merger and the transactions contemplated herein will be exchanged by the Parties.  Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

1.4

Conversion of Interests.  Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Company and/or Merger Subsidiary:

(a)

Each share of common stock of Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive one (1) share of Parent or an aggregate of 10,000,000 shares of common stock of Parent, par value $0.001 per share (“Parent Common Stock”).  The amount of Parent Common Stock into which shares of Company Common Stock is converted, on a one to one basis, is referred to herein as the “Merger Consideration.”

(b)

Except as expressly set forth herein, each share of any other equity interest of Company will be canceled, without payment of any consideration therefor and without any conversion thereof.

(c)

Each share of common stock of Merger Subsidiary, par value $0.001 per share (“Merger Subsidiary Common Stock”), issued and outstanding immediately prior to the Effective Time will be canceled as of the Effective Time.

(d)

Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary or any direct or indirect subsidiary of Parent or Merger Subsidiary, will be canceled, without payment of any consideration therefor and without any conversion thereof.  Furthermore, at the Effective Time, one (1) share of Company Common Stock shall be issued to Parent.

1.5

Exchange of Company Common Stock and Options.

(a)

At the Closing, Company and Company Shareholder will cause the delivery of Company Shareholder’s Company Common Stock, constituting all of Company outstanding Company Common Stock, immediately prior to the Effective Time, to Parent (“Company Shareholder’s Company Certificate”), together with appropriate assignments signed by such holder, in exchange for 10,000,000 shares of Parent and Company Shareholder’s Company Certificate so surrendered will be canceled.  It is anticipated that Company Shareholder will thereafter transfer the 10,000,000 shares received as Merger Consideration to its members on a pro rata basis, subject to compliance with applicable securities laws, rules and regulations.

(b)

All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

(c)

As of the Effective Time, the holder of Company Shareholder’s Company Certificate representing shares of Company Common Stock will cease to have any rights as a Company Shareholder, except such rights, if any, as it may have pursuant to the NRS.  Except as provided above, until such Company Shareholder’s Company Certificate is surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive certificates representing the number of whole shares of Parent Common Stock into which Company Common Stock shall have been converted pursuant to the Merger as provided in Section 1.4(a).

(d)

No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates; no dividend or other distribution of Parent will relate to any fractional share; and such fractional share will not entitle the holder thereof to vote or to any rights of a shareholder of Parent.  All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent.  If a fractional share results from such aggregation, then such fractional share will be rounded up to the nearest whole share and each holder of shares of Company Common Stock interests who otherwise would be entitled to receive such fractional share of Parent Common Stock will receive one whole share in lieu of such fractional share, as applicable.

1.6

Articles of Incorporation of the Surviving Corporation.  The Articles of Incorporation of Company as in effect immediately prior to the Effective Time will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.7

Bylaws of the Surviving Corporation.  The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.8

Directors and Officers of the Surviving Corporation and Parent.

(a)

Directors and Officers of the Surviving Corporation.  The directors and officers of Company, as of the Effective Time, shall continue as the directors of the Surviving Corporation.

(b)

Directors of the Parent.  The directors of Parent immediately prior to the Effective Time shall appoint Clancy Cottman and Jon Wimbish to Parent’s Board of Directors, and thereafter, the current directors of Parent shall resign, in seriatim, effective as of the Effective Time, and the following officers shall be appointed as officers of Parent by the present or new directors of Parent: E. Will Gray II, as Chief Executive Officer; and Callie Tempest Jones, Esq. as Secretary.

1.9

Parent Common Stock and other Parent Securities Outstanding Immediately Prior the Closing of Merger.  Immediately prior to the Closing of the Merger, Parent shall have not more than 2,500,000 outstanding shares of Parent Common Stock, and no options, warrants, calls or other rights to acquire authorized but unissued Parent Common Stock or other securities of Parent shall be outstanding.

1.10

Completion of Private Placement and Escrow of Funds, the Release of which shall be subject only to the Closing and the Effective Date of the Merger.  Prior to and as a condition precedent to Closing of the Merger, Parent shall have caused to be raised in a private placement offering no less than $2,000,000 (“Parent Private Offering” or the “Offering”), all funds of which shall be held in escrow by a person or persons satisfactory to Parent and Company until the minimum Offering amount is raised, at which time the Closing of the Merger shall occur and the funds raised shall be released forthwith to Parent, on the Effective Time.  A description of the Offering terms of Parent Private Offering is outlined in Sections 5.4(c) and 6.4(d) hereof, in the conditions of the respective Parties to the Closing of the Merger.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF COMPANY AND COMPANY SHAREHOLDER

Company and Company Shareholder hereby represents and warrants to Parent and Merger Subsidiary as follows:

2.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 2.1 (“Company Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 2.  Company Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

2.2

Corporate Organization, etc.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Company.  Company Disclosure Schedule contains a list of all jurisdictions in which Company is qualified or licensed to do business and includes complete and correct copies of Company’s articles of incorporation and bylaws.  Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

2.3

Capitalization.  The authorized capital securities of Company is set forth in  Company Disclosure Schedule.  The number of shares of Company Common Stock outstanding as of the date of this Agreement and the Options granted under Company 2014 Equity Incentive Plan and as set forth in Company Disclosure Schedule represents all of the issued and outstanding capital securities of Company.  All issued and outstanding shares of Company Common Stock and Options are duly authorized, validly issued, fully paid and nonassessable (subject only to the terms of further payment on exercise of the respective Options being fully satisfied) and are without, and were not issued in violation of, preemptive rights.  There are no other shares of Company Common Stock or other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on Company Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Company, including any right of conversion or exchange under any security or other instrument.  Company has no subsidiaries.

2.4

Authorization, etc.  Each of Company and Company Shareholder has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Company and Company Shareholder and is the valid and binding legal obligation of each Company and Company Shareholder enforceable against each in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

2.5

Non-Contravention.  Except as set forth in Company Disclosure Schedule, neither the execution, delivery nor performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

(a)

violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of Company;

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Company is a party or by which Company or any of Company’s properties or assets is or may be bound;

(c)

result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever (“Encumbrances”) upon any property or assets of Company under any debt, obligation, contract, agreement or commitment to which Company is a party or by which Company or any of Company’s assets or properties are bound; or

(d)

materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a “Law” and collectively as “Laws”) of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an “Authority” and collectively as “Authorities”).

2.6

Consents and Approvals.  Except as set forth in Company Disclosure Schedule, with respect to Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (“Consent”) any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Company or the consummation by Company of the transactions contemplated herein.

2.7

Financial Statements.  Company Disclosure Schedule contains a copy of the audited financial statements of Company from inception on January 17, 2014, to May 21, 2014 (“Company Financial Statements”).  Except as disclosed therein or in Company Disclosure Schedule, Company Financial Statements: (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements); and (ii) fairly present, in all material respects, the consolidated financial position of Company as of the respective dates and for the periods thereof and the results of operations of Company for the periods covered thereby.  All adjustments considered necessary for a fair presentation of Company Financial Statements have been included.

2.8

Absence of Undisclosed Liabilities.  Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a “Liability” and collectively as “Liabilities”), other than: (a) Liabilities that are fully reflected or reserved for in Company Financial Statements; (b) Liabilities that are set forth on Company Disclosure Schedule; (c) Liabilities incurred by Company in the ordinary course of business after the date of Company Financial Statements and consistent with past practice; (d) Liabilities in an amount not to exceed $5,000 individually or in the aggregate unless such amounts are disclosed on Company Disclosure Schedule; or (e) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.14 of Company Disclosure Schedule.

2.9

Absence of Certain Changes.  Except as set forth in Company Disclosure Schedule, since the date of the execution of this Agreement, Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

(a)

Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Company; and

(b)

Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on  Company.

2.10

Assets. Except as set forth in Company Disclosure Schedule, Company has good and marketable title to all of its assets and properties, whether or not reflected in Company Financial Statements or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for Company to conduct its business and operations as currently conducted and intended to be conducted (collectively, the “Assets”), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a “Lien”), other than (i) liens securing specific Liabilities shown in Company Financial Statements with respect to which no breach, violation or default exists; (ii) mechanics’, carriers’, workers’ or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of Company as currently conducted and intended to be conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings (“Permitted Liens”).

2.11

Receivables and Payables.

(c)

Except as set forth on Company Disclosure Schedule, all accounts receivable of Company represent sales in the ordinary course of business and, to  Company’s knowledge, are current and collectible net of any reserves shown in Company Financial Statements and none of such receivables is subject to any Lien other than a Permitted Lien.

(d)

Except as set forth on Company Disclosure Schedule, all payables of  Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty (60) days beyond the due date in its payment.

2.12

Intellectual Property Rights.  Company owns or has the unrestricted right to use, and Company Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, “Intellectual Property Rights”) used in, or necessary for, the operation of its business as currently conducted or intended to be conducted.  Except as set forth on Company Disclosure Schedule, to Company’s knowledge, the use of all Intellectual Property Rights necessary or required for the conduct of the business of Company as presently conducted and as intended to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity.  Except as described on Company Disclosure Schedule, to Company’s knowledge: (a) Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances.  All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of Company or, to the knowledge of Company, any other party thereto.

2.13

Litigation.  Except as set forth in Company Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Company, threatened or contemplated by or against or involving Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

2.14

Contracts and Commitments; No Default.

(e)

Except as set forth in Company Disclosure Schedule, Company is not a party to, nor are any of the Assets bound by, any written or oral:

(i)

employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

(ii)

indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by Company;

(iii)

contract, agreement, lease  (real or personal property) or arrangement that (A) is not terminable on less than 30 days’ notice without penalty, (B) is not over one year in length of obligation of Company, or (C) involves an obligation of more than $50,000 over its term;

(iv)

contract, agreement, commitment or license relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this Section 2.14;

(v)

obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity; or

(vi)

outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

(f)

True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.14 (“Company Contracts”) have been provided to Parent for review. Except as set forth in Company Disclosure Schedule, all of Company Contracts items are valid and enforceable by and against Company in accordance with their terms, and are in full force and effect.  Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.15

Compliance with Law; Permits and Other Operating Rights.  Except as set forth in Company Disclosure Schedule, the Assets, properties, business and operations of Company are and have been in compliance in all respects with all Laws applicable to Company’s assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect.  Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent Company from being able to continue to use such permits and operating rights.  Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Authority.

2.16

Brokers.  Except as otherwise set forth in Section 2.16 of Company Disclosure Schedule, neither Company nor, to the knowledge of Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder’s fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Company for any such fee or commission to be claimed by any person or entity.

2.17

Issuance of Parent Common Stock.  To Company’s knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the General Rules and Regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder.

2.18

Books and Records.  The books of account, minute books, stock record books and other material records of Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices.  The minute books of Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors, officers, managers, director committees and manager committees of Company.

2.19

Business Generally; Accuracy of Information.  No representation or warranty made by Company or Company Shareholder in this Agreement, Company Disclosure Schedule or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of Company or Company Shareholder in connection with any of the transactions contemplated by this Agreement, including any information about Company and Company  Shareholder contained in the Private Placement Memorandum to be utilized in the Parent Private Offering, contains or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly presents the information required or purported to be set forth herein or therein.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT
AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to Company as follows:

3.1

Disclosure Schedule.  The disclosure schedule attached hereto as Exhibit 3.1 (“Parent Disclosure Schedule”) is divided into sections that correspond to the sections of this Article 3.  Parent Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

3.2

Corporate Organization, Standing and Power.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.  Parent owns all of the outstanding capital stock of Merger Subsidiary.  Parent does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity, other than Merger Subsidiary.

3.3

Authorization.  Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein.  The board of directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary, have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.  This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors’ rights generally.

3.4

Capitalization.  The authorized capital securities of Parent and Merger Subsidiary are set forth in Parent Disclosure Schedule.  The number of shares of Parent Common Stock, as of the date of this Agreement and as set forth in Parent Disclosure Schedule, represent all of the issued and outstanding capital securities of the Parent.  All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights.  There are no shares of Parent Common Stock or other equity securities of Parent outstanding or any securities convertible into or exchangeable for such interests, securities or rights.  Other than as set forth on Parent Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital securities of Parent, including any right of conversion or exchange under any security or other instrument.

3.5

Non-Contravention.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will:

(a)

violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or

(b)

be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective properties or assets is or may be bound;

(c)

result in the creation or imposition of any Encumbrance upon any property or assets of Parent or Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective assets or properties is or may be bound; or

(d)

violate any Law of any Authority.

3.6

Consents and Approvals.  No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent or Merger Subsidiary.

3.7

Valid Issuance.  Parent Common Stock to be issued in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

3.8

Financial Statements.

(a)

The financial statements of Parent consisting of audited financial statements for the fiscal years ended September 30, 2013, and 2012, and interim unaudited financial statements for the quarter ended March 31, 2013 (the “Parent Financial Statements”): (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements); and (ii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby.  All adjustments considered necessary for a fair presentation of the Parent Financial Statements have been included.

3.9

No Liabilities.  Parent does not have any Liabilities, except for (i) Liabilities expressly stated in the most recent balance sheet, or (ii) other Liabilities which do not exceed $5,000 in the aggregate, except as set forth in Parent Disclosure Schedule in Section 3.9 thereof.

3.10

No Assets.  As of the Closing, Parent will not have any assets or operations of any kind, except as identified in the most recent balance sheet and notes thereto of Parent Financial Statements and as included in Parent Disclosure Schedule.

3.11

Absence of Certain Changes.  Parent has owned and operated the assets, properties and business that it has owned in the ordinary course of business and consistent with past practice.  Without limiting the generality of the foregoing, subject to the aforesaid exceptions, Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on Parent.

3.12

Litigation.  There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Parent or Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

3.13

Contracts and Commitments; No Default.  Parent is not a party to, nor are any of its Assets bound by, any contract (a “Parent Contracts”) that is not disclosed in Parent Disclosure Schedule.  None of Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement.  Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of  Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

3.14

No Broker or Finder.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

3.15

Intercompany and Affiliate Transactions; Insider Interests.  Except as expressly identified in the reports and registration statements of Parent filed with the SEC (“Parent SEC Reports and Registration Statements”), the Consent of Directors of Parent approving the Merger or Parent Disclosure Schedule, there are, and during the last two years, there have been, no transactions, agreements or arrangements of any kind, direct or indirect, between Parent, on the one hand, and any director, officer, employee, stockholder, or affiliate of Parent, on the other hand, including, without limitation, loans, guarantees or pledges to, by or for the Parent or from, to, by or for any of such persons, that are effected with all corporate consents and approvals necessary under controlling law, and currently in effect.

3.16

Business Generally; Accuracy of Information.  No representation or warranty made by Parent in this Agreement, Parent Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Company at the Closing by or on behalf of Parent in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

3.17

SEC Reports and Registration Statements.  Parent is a “reporting issuer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has timely filed all reports required to be filed by it under Section 13 of the Exchange Act during the past 12 months.  Parent SEC Reports and Registration Statements do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.

ARTICLE 4
COVENANTS OF THE PARTIES

4.1

Conduct of Business.  Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, Company and Parent will each conduct its business and operations according to its ordinary and usual course of business consistent with past practices.  Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed in Parent Disclosure Schedule or Company Disclosure Schedule, respectively, prior to the Closing Date, without the prior written consent of the other Parties, not to be unreasonably delayed, Parent and Company each will not:

(a)

amend its articles of incorporation or bylaws;

(b)

issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

(c)

adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or any of its other securities;

(d)

declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

(e)

(i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

(f)

hire any additional personnel except in the ordinary course of business;

(g)

incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, exceed $5,000 in the case of Parent or $50,000 in the case of Company;

(h)

make or enter into any commitment for capital expenditures in excess of $5,000 in the case of Parent or $50,000 in the case of Company;

(i)

pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

(j)

terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any contract, except in the ordinary course of business and consistent with past practice;

(k)

acquire any of the business or assets of any other person or entity;

(l)

permit any of its current insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed are in full force and effect;

(m)

enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

(n)

settle or compromise any suit, claim or dispute, or threatened suit, claim or dispute (other than any settlement or compromise having no Material Adverse Effect upon its assets, operations or financial position); or

(o)

agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

Nothing herein shall prevent each Party from operating its business in the ordinary course and consistent with past practice.

4.2

Full Access.  Throughout the period prior to Closing, each Party has and will afford to the other and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the other Party in order that the other may have full opportunity to make such investigations as it will desire to make of the affairs of the disclosing Party.  Each Party will furnish such additional financial and operating data and other information as the other will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the disclosing Parties.

4.3

Confidentiality.  Each Party hereto agrees that it will not use, or permit the use of, any of the information relating to any other Party hereto furnished to it in connection with the transactions contemplated herein (“Information”) in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the transactions, and that they will not disclose, divulge, provide or make accessible (collectively, “Disclose” or “Disclosure”), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such Party’s counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party will first obtain the recipients’ undertaking to comply with the provisions of this Section with respect to such Information.  The term “Information” as used herein will not include any information relating to a Party that the Party disclosing such information can show: (i) to have been in its possession prior to its receipt from another Party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing Party; (iii) to have been available to the public at the time of its receipt by the disclosing Party; (iv) to have been received separately by the disclosing Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing Party without regard to any information received in connection with this transaction or related transactions contemplated herein.  Each Party hereto also agrees to promptly return to the Party from whom it originally received such Information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur.  All Parties hereto will be deemed to have satisfied each’ obligations to hold the Information confidential if each exercises the same care as each takes with respect to each Party’s similar information.

4.4

Filings; Consents; Removal of Objections.  Subject to the terms and conditions herein provided, the Parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein.  In furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.5

Further Assurances; Cooperation; Notification.

(a)

Each Party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.  Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

(b)

At all times from the date hereof until the Closing, each Party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article 4.

4.6

Supplements to Disclosure Schedules.  Prior to the Closing, each Party will supplement or amend their respective Disclosure Schedules with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules or in any representation and warranty of Company or Parent, which has been rendered inaccurate by reason of such event or development.  For purposes of determining the accuracy as of the date hereof of the representations and warranties of Company contained in Article 2 hereof or Parent in Article 3 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule of each Party will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of their Disclosure Schedules, except to the extent such information is delivered prior to Closing.

4.7

Public Announcements.  No Party hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed; provided, however, that any Party hereto may at any time make any announcement that is required by applicable Law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

4.8

Satisfaction of Conditions Precedent.  Each Party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

4.9

Resignation of Officers And Directors.  At the Closing, the pre-Closing officers and directors of Parent shall submit their written resignations from such offices effective as of the Closing, in seriatim.  Prior to their resignations, the pre-Closing directors of Parent shall appoint to the Board of Directors of Parent, those persons indicated in Section 1.8(b), effective as of the Closing.  To the extent deemed required or necessary by Parent, Parent will have complied with the applicable provisions of SEC Rule 14f-1 promulgated under the Exchange Act in respect of the election of the new directors of Parent.

4.10

8-K Current Report.  Within four (4) business days of the Effective Time of the Merger, Parent, through the primary efforts of Company and its counsel, will cause the required 8-K Current Report on SEC Form 8-K to be filed with the SEC (the “8-K Current Report”), which shall include Company Financial Statements, along with unaudited pro forma balance sheets, income statements and related footnotes showing the effects of the Merger among the Parties for the financial periods required by Regulation S-K and Regulation S-X of the SEC and Form 8-K of the SEC, along with the “Form 10 Information” outlined in subparagraph (i) of SEC Rule 144.

ARTICLE 5
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT
AND MERGER SUBSIDIARY

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

5.1

Representations and Warranties True.  The representations and warranties of  Company contained in this Agreement, including without limitation in Company Disclosure Schedule initially delivered to Parent as Exhibit 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.6, unless delivered prior to Closing), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

5.2

Performance.  Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by Company and Company Shareholder to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken, and any required consent of holders of Company Options shall have been obtained.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

5.4

Agreements and Documents.  Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

(b)

a Joint or Singular consent (respectively, in the form of Exhibit 5.4(b)(i) and Exhibit 5.4(b)(ii))  of Unanimous Written Consent of Company Board of Directors and of Company Shareholder approving the Merger, among other provisions thereof, executed by all members of Company Board of Directors and Company Shareholder;

(c)

Parent Private Placement Offering shall consist of a unit comprised of one (1) share of Parent’s Series A 6% Convertible Preferred Stock and 1,429 three (3) year warrants to acquire 1,429 additional shares of Parent Common Stock (computed on a one warrant for one share basis for each share of common stock that can be acquired on conversion of such Series A 6% Convertible Preferred Stock at the initial conversion price of $0.70 per share) at an exercise price of $1.35 per share (subject to adjustment as set forth in the warrant) at an Offering price of $1,000 per unit (the “Unit”). Parent shall have raised not less than $2,000,000 from the sale of the Units (the minimum Offering) to persons who are “accredited investors” or non-“U.S. Persons” in consideration of the issuance of a minimum of 2,000 Units up to a maximum of 2,500 Units.  Each share of the Series A 6% Convertible Preferred Stock shall be convertible at any time at the option of the holder into Parent Common Stock at the conversion price of $0.70 per common share (subject to adjustment as set forth in the Series A 6% Convertible Preferred Stock Certificate of Designation). Not less than $2,000,000 shall have been placed in escrow with a person or persons satisfactory to Parent and Company with the release of such funds being subject only to the Closing and Effective Time of the Merger, without further qualification (“Parent Private Offering”).  In the case of an over subscription of Units, Parent may increase the Units being offered to a maximum of 2,775 Units;

(d)

Jenson Services, Inc., a Utah corporation and a shareholder of Parent (“Jenson Services”), shall have deposited 200,000 shares of Parent Common Stock with Company counsel to be held for two (2) years as security for any claim against Parent related to its outstanding capitalization or Parent’s representations and warranties contained in Section 3 hereof in accordance with the Escrow Agreement in the form of Exhibit 5.4(d); and

(e)

Company Shareholder shall have executed the Company Shareholder Representations and Warranties in the form of Exhibit 5.4(e).

5.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Company since the date of execution of this Agreement, except as set forth in Company Disclosure Schedule or incurred in the ordinary course of business and consistent with past practice.

5.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on Company’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

5.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

5.8

Appropriate Documentation.  Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request, along with duly executed copies of the Transaction Documents by the Parties and Company Certificates.

ARTICLE 6
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF COMPANY

Notwithstanding anything in this Agreement to the contrary, the obligation of Company to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

6.1

Representations and Warranties True.  The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

6.2

Performance.  Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing, including the obligations of the pre-Closing officers and directors of Parent set forth in Section 4.9.

6.3

Required Approvals and Consents.

(a)

All action required by law and otherwise to be taken by the directors and stockholders of the Parent to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b)

All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and  Company will have received copies thereof.

6.4

Agreements and Documents.  Company will have received the following agreements and documents, each of which will be in full force and effect:

(a)

a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5, 6.6 and 6.7 have been duly satisfied;

(b)

a Joint or Singular Company Board of Director’s and Company  Shareholder’s Written Consent to Merger, among other provisions thereof, in the form of Exhibit 5.4(b)(i) or 5.4(b)(ii) executed by all members of Company Board of Directors and Company Shareholder;

(c)

resolutions of the Boards of Directors of Parent and of Merger Subsidiary, certified by the secretary of Parent, approving the transactions contemplated by this Agreement (by Parent as a Party and as the sole shareholder of Merger Subsidiary), including the Merger, the issuance of the Merger Consideration and the matters referred to in Section 1.8(b) of this Agreement or as otherwise required to complete the transactions contemplated hereby;

(d)

Parent Private Placement Offering shall consist of a unit comprised of one (1) share of Parent’s Series A 6% Convertible Preferred Stock and 1,429 three (3) year warrants to acquire 1,429 additional shares of Parent Common Stock (computed on a one warrant for one share basis for each share of common stock that can be acquired on conversion of such Series A 6% Convertible Preferred Stock at the initial conversion price of $0.70 per share) at an exercise price of $1.35 per share (subject to adjustment as set forth in the warrant) at an Offering price of $1,000 per unit (the “Unit”). Parent shall have raised not less than $2,000,000 from the sale of the Units (the minimum Offering) to persons who are “accredited investors” or non-“U.S. Persons” in consideration of the issuance of a minimum of 2,000 Units up to a maximum of 2,500 Units.  Each share of the Series A 6% Convertible Preferred Stock shall be convertible at any time at the option of the holder into Parent Common Stock at the conversion price of $0.70 per common share (subject to adjustment as set forth in the Series A 6% Convertible Preferred Stock Certificate of Designation). Not less than $2,000,000 shall have been placed in escrow with a person or persons satisfactory to Parent and Company with the release of such funds being subject only to the Closing and Effective Time of the Merger, without further qualification (“Parent Private Offering”).  In the case of an over subscription of Units, Parent may increase the Units being offered to a maximum of 2,775 Units;

(e)

Jenson Services, a shareholder of Parent, shall have deposited 200,000 shares of Parent Common Stock with Company counsel to be held for two (2) years as security for any claim against Parent related to its outstanding capitalization or Parent’s representations and warranties contained in Section 3 hereof in accordance with the Escrow Agreement in the form of Exhibit 5.4(d);

(f)

Parent shall have executed the Employment Agreement of E. Will Gray II in the form of Exhibit 5.4(f), to be effective on the Effective Time; and

(g)

Parent shall have executed the director and employee stock option agreements in the forms of Exhibit 5.4(g)(i), (ii) and (iii), to be effective on the Effective Time.

6.5

Adverse Changes.  No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of Parent since December 31, 2012, except as set forth in Parent Disclosure Schedule or incurred in the ordinary course of business and consistent with past practice.

6.6

No Proceeding or Litigation.  No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent’s business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

6.7

Legislation.  No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transactions.

6.8

Appropriate Documentation.  Company will have received, in a form and substance reasonably satisfactory to Company, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as Company may reasonably request, along with duly executed copies of the Transaction Documents by the Parties.

ARTICLE 7
TERMINATION AND ABANDONMENT

7.1

Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Closing by the written consent of Company and Parent.

7.2

Termination by Either Company or Parent.  This Agreement may be terminated by either Company or Parent if the Closing is not consummated by the Termination Date (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

7.3

Termination by Parent.  This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

7.4

Termination by the Company.  This Agreement may be terminated prior to the Closing by action of Company if any of the conditions provided for in Article 6 have not been met or waived by Company in writing prior to the Closing.

7.5

Procedure and Effect of Termination.  In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Company or Parent pursuant to this Article 7, written notice thereof will be given to all other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Parties hereto.  If this Agreement is terminated as provided herein:

(a)

Each of the Parties will, upon request, redeliver all documents, work papers and other material of the other Parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the Party furnishing the same;

(b)

No Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such Party or any representative, agent, employee or independent contractor thereof; and

(c)

All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 8
 MISCELLANEOUS  PROVISIONS

8.1

Expenses.  Parent and Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

8.2

Survival.  Excepting only the obligations of Jenson Services mentioned in Sections 5.4(d) and 6.4(e) and as specifically contained in Exhibit 5.4(d), the representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

8.3

Amendment and Modification.  Subject to applicable Law, this Agreement may be amended or modified by the Parties hereto at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

8.4

Waiver of Compliance; Consents.  Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance.

8.5

No Third Party Beneficiaries.  Nothing in this Agreement will entitle any person or entity (other than the Parties hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

8.6

Notices.  All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

If to Company or Company Majority Shareholders Prior to the Merger:	With a copy to:

Dala Petroleum Corp. Clarence Cottman II, Managing Partner 1010 10th Street Golden, Colorado 80401	Callie Tempest Jones, Esq. 175 South Main Street Fifteenth Floor Salt Lake City, Utah 84111

or to such other person or address as either Company or Company Shareholders will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

If to Parent or Merger Subsidiary Prior to the Merger:	With a copy to:

Westcott Products Corporation Wayne Bassham 8867 South Capella Way Sandy, Utah 84093	Leonard W. Burningham, Esq. 455 East 500 South, Suite 205 Salt Lake City, Utah 84111 Facsimile No.: 801-355-7126

or to such other person or address as Parent will furnish to the other Parties hereto in writing in accordance with this Section 8.6.

8.7

Assignment.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties.

8.8

Governing Law.  This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Nevada (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

8.9

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

8.10

Headings.  The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

8.11

Entire Agreement.  This Agreement, the Disclosure Schedules and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedules or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this Agreement or the Transaction Documents.  There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement.  This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement.  Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

8.12

Disputes.  Notwithstanding anything contained herein to the contrary, in the case of any dispute which arises out of or relating to this Agreement or the relationship of the Parties, which the Parties cannot resolve amicably between themselves, a mediator agreeable to both Parties shall be selected to assist in resolving the dispute provided that the mediation shall be held within sixty (60) days of the notice by one Party that mediation is required.  Fees for such mediation will be split equally between the Parties.  If any such dispute cannot be resolved through mediation within such sixty (60) day period, any and all claims and actions arising out of or relating to this Agreement or relationship of the Parties, shall be exclusively arbitrated in Midland, Texas, in accordance with the then prevailing rules and regulations of the American Arbitration Association, which proceedings shall be final and binding on the Parties, and strictly confidential. Attorneys’ fees for such arbitration of the prevailing Party will be paid by the other Party. Neither the existence of such proceedings nor the results thereof shall be disclosed to any third party, unless expressly required by law.

8.13

Definition of Material Adverse Effect.  “Material Adverse Effect” with respect to a Party means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of that Party taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction or related transactions contemplated herein, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WESTCOTT PRODUCTS CORPORATION		DALA PETROLEUM CORP.

By:	/s/ Wayne Bassham	By:	/s/ E. Will Gray II
	Wayne Bassham, President		E. Will Gray II, President

DALA ACQUISITION CORP.		CHISHOLM PARTNERS II, LLC

By:	/s/ Wayne Bassham	By:	/s/ Clancy Cottman III
	Wayne Bassham, President		Clancy Cottman III, Managing
Member

EXHIBIT 2.1

Company Disclosure Schedule

EXHIBIT 3.1

Parent Disclosure Schedule

EXHIBIT 5.4(b)(i) or (ii)

Joint or Singular Company Board of Directors’ and Company Shareholder’s Written Consent to Merger

EXHIBIT 5.4(d)

Jenson Services Escrow Agreement

EXHIBIT 5.4(e)

Company Shareholder Representations and Warranties

Exhibit 6.4(f)

E. Will Gray II Employment

Exhibits 6.4(g)(i), (ii) and (iii)

Forms of Director and Employee Stock Option Agreements